UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

Yew Bio-Pharm Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54701	26-1579105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9460 Telstar Avenue, Suite 6 El Monte, California	91731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626)-401-9588

Former name or former address if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Yew Bio-Pharm Group, Inc. (herein referred to as the “Company” or “Registrant”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2015, Harbin Yew Science and Technology Development Co., Ltd., a wholly-owned subsidiary of the Registrant (“HDS”) entered into The Tripartite Joint Planting Auricularia Auricula Contract (the “Agreement”) with Harbin Wuchang Xinlin Forestry Co., Ltd. (“Wuchang”) and 15 Farmer Households (the “Farmers”). In accordance with the Agreement, HDS will provide advance funding of $1,630,000 (the “Advance Funds”) to be used for the purchase of raw materials for the project; Wuchang will provide the land for the project which includes the clearing of forest residue to be used as the foundation of Auriculria Auricula plantation and management and the Farmers will provide the plantation equipment, daily management, harvesting as well as labor salaries and other direct expenses. HDS is also responsible for the supervision of Wuchang and the Farmers as well as selling of the Auricularia Auricula at market prices and bookkeeping and accounting for the costs and profits.

After HDS recovers it’s Advance Funds from the selling of Auricularia Auricula, the remaining profits will be allocated 50% to HDS, 40% to Wuchang and 10% to the Farmers.

Auricularia Auricula, known as jelly ear or wood ear mushroom is a species of edible Auriculariales fungus found worldwide, and especially in China. The fruiting body is distinguished by its noticeably ear-like shape and brown coloration; it grows upon wood, especially elder. The fungus is very popular in many Chinese dishes and is also used in Chinese medicine. Modern medical research has variously concluded that the fungus has antitumor, hypoglycemic, anticoagulant and cholesterol-lowering properties.

A copy of the Agreement is attached to this Report as Exhibit 10.1

Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On April 23, 2015, HDS executed a Loan Contract (the “Loan”) in favor of Bank of Communications (“BOCOM”) Harbin Rongtong Branch in the amount of RMB 10,000,000 (approx. $1,630,000) payable on April 22, 2016. The Loan carries an interest rate of 6.955% per annum and is payable quarterly on the 20th of the last month of the quarter. The proceeds of the Loan will be used by HDS to implement its obligations under the Agreement, which is more fully described in Item 1.01 herein above. Mr. Wang, the CEO and principal stockholder of the Company, collateralized his personal assets with BOCOM Harbin Rongtong Branch to secure the Loan.

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Item 7.01 Regulation FD Disclosure

On May 11, 2015, the Company issued a press release announcing that Harbin Yew Science and Technology Development Co., Ltd., a wholly-owned subsidiary of the Company (“HDS”) entered into the Tripartite Joint Planting Auricularia Auricula Contract (the “Agreement”) with Harbin Wuchang Xinlin Forestry Co., Ltd. (“Wuchang”) and 15 Farmer Households (the “Farmers”) to joint develop a project involving the growing, harvesting, selling Auricularia Auricula products (Commonly known as the Wood Ear Mushroom). To ensure the successful execution of the project, Mr. Zhiguo Wang, the CEO and principal stockholder of the Company, collateralized his personal assets with Bank of Communications (“BOCOM”) Harbin Rongtong Branch to secure a loan of $1,630,000 to fund the project.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	The Tripartite Joint Planting Auricularia Auricula Contract dated April 20, 2015, between the Harbin Yew Science and Technology Development Co., Ltd. And Wuchang Xinlin Forestry Co., Ltd. And 15 Farmer Households.

99.1	Press release, dated May 11, 2015 of Yew Bio-Pharm Group, Inc.

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Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Yew Bio-Pharm Group, Inc.

Date: May 11, 2015	By:	/s/ Zhiguo Wang
Zhiguo Wang
President & Chief Executive Officer

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